Exhibit 99.2

Media Contact:

McCall Butler

Office: 917-209-5792

E-mail: mb8191@att.com

AT&T INC. ANNOUNCES FINAL RESULTS OF ANY AND ALL TENDER OFFERS AND MAXIMUM TENDER AMOUNT FOR PENDING MAXIMUM TENDER OFFERS

Dallas, Tex., November 14, 2013 — AT&T Inc. (NYSE:T; “AT&T”) today announced that, pursuant to its previously announced tender offers to purchase for cash the debt securities listed in the tables below (collectively, the “Securities” and each a “series” of Securities), $1,714,883,000 in aggregate principal amount of Securities subject to the Any and All Tender Offers (as defined below) were validly tendered and not validly withdrawn prior to the expiration of the Any and All Tender Offers at 5:00 p.m., New York City time, on November 13, 2013 (such time and date, the “Any and All Expiration Date”), according to the information provided by Global Bondholder Services Corporation, the tender and information agent for such tender offers, as more fully set forth below. All of such Securities have been accepted for purchase. AT&T expects to make payment for the applicable Any and All Notes in same-day funds today, November 14, 2013.

The tender offers consist of two separate groups of offers (each a “Tender Offer”, and collectively, the “Tender Offers”) on the terms set forth in the offer to purchase and related letter of transmittal, each dated November 5, 2013 (as they may be amended or supplemented, the “Tender Offer Documents”), with (i) Tender Offers to purchase any and all (the “Any and All Tender Offers”) of the fifteen series of Securities listed in the first table below (collectively, the “Any and All Notes”), and (ii) Tender Offers to purchase up to the Maximum Tender Amount (as defined below) (the “Maximum Tender Offers”) of the nine series of Securities listed in the second table below (collectively, the “Maximum Tender Offer Notes”). AT&T refers investors to the Tender Offer Documents for the complete terms of the Tender Offers.

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield	Fixed Spread (Basis Points)	Total Consideration (1)	Principal Amount Tendered	Percent Tendered of Amount Outstanding
7.12% Debentures due 2097	079857AF5	$293,144,000	2.875% due 5/15/43	3.864%	+245	$1,126.83	$4,043,000	1.38%
7% Debentures due 2095	079867AP2	$240,899,000	2.875% due 5/15/43	3.864%	+245	$1,107.94	$55,380,000	22.99%
6.65% Zero-to-Full Debentures due 2095	079867AS6	$268,962,000	2.875% due 5/15/43	3.864%	+245	$924.80	$123,356,000	45.86%
7.875% Debentures due 2030	079857AH1	$690,220,000	2.875% due 5/15/43	3.864%	+195	$1,214.69	$184,533,000	26.74%
6.875% Notes due 2031	079860AD4	$505,451,000	2.875% due 5/15/43	3.864%	+185	$1,129.08	$101,793,000	20.14%
6.550% Notes due 2034	079860AE2	$510,459,000	2.875% due 5/15/43	3.864%	+190	$1,093.97	$144,271,000	28.26%
6.875% Debentures due 2027	030955AJ7	$200,000,000	2.500% due 8/15/23	2.725%	+255	$1,156.31	$132,587,000	66.29%
6.55% Debentures due 2028	030955AN8	$400,000,000	2.500% due 8/15/23	2.725%	+255	$1,126.03	$142,388,000	35.60%
7.30% Debentures due 2026	454614AK4	$150,000,000	2.500% due 8/15/23	2.725%	+255	$1,186.15	$66,684,000	44.46%
7% Debentures due 2025	079867AM9	$300,000,000	2.500% due 8/15/23	2.725%	+235	$1,170.10	$132,282,000	44.09%
6.00% Notes due 2034	079860AK8	$528,871,000	2.875% due 5/15/43	3.864%	+185	$1,034.72	$168,260,000	31.81%
6.375% Debentures due 2028	079867AW7	$500,000,000	2.500% due 8/15/23	2.725%	+245	$1,121.57	$166,450,000	33.29%
6.800% Notes due 2036	00206RAB8	$267,870,000	2.875% due 5/15/43	3.864%	+180	$1,143.49	$92,624,000	34.58%
8.750% Senior Notes due 2031	00209AAF3	$896,496,000	2.875% due 5/15/43	3.864%	+130	$1,406.80	$74,394,000	8.30%
6.500% Notes due 2029	001957AW9	$263,472,000	2.875% due 5/15/43	3.864%	+140	$1,128.87	$125,838,000	47.76%

(1)	Per $1,000 principal amount of Any and All Notes.

Up to the Maximum Tender Amount of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Premium (2)
5.20% Notes due 2016(3)	079860AL6	$400,000,000	1	+55	0.625% due 10/15/16	PX1	$30
5.625% Global Notes due 2016(3)	78387GAL7	$1,250,000,000	2	+35	0.625% due 10/15/16	PX1	$30
6.500% Global Notes due 2037	00206RAD4	$1,981,282,000	3	+185	2.875% due 5/15/43	PX1	$30
6.300% Global Notes due 2038	00206RAG7	$2,750,000,000	4	+185	2.875% due 5/15/43	PX1	$30
6.55% Global Notes due 2039	00206RAS1	$2,250,000,000	5	+185	2.875% due 5/15/43	PX1	$30
6.450% Global Notes due 2034	78387GAM5	$491,219,000	6	+160	2.875% due 5/15/43	PX1	$30
6.40% Global Notes due 2038	00206RAN2	$445,620,000	7	+180	2.875% due 5/15/43	PX1	$30
6.150% Global Notes due 2034	78387GAQ6	$586,254,000	8	+160	2.875% due 5/15/43	PX1	$30
7.125% Debentures due 2026	694032AT0	$625,000,000	9	+200	2.500% due 8/15/23	PX1	$30

(2)	Per $1,000 principal amount of Maximum Tender Offer Notes. The Total Consideration (as defined below) for Maximum Tender Offer Notes validly tendered at or prior to the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Premium.
(3)	The maximum aggregate principal amount of 5.20% Notes due 2016 and 5.625% Global Notes due 2016 that shall be accepted in the aggregate in the Maximum Tender Offers is $500,000,000.

The aggregate principal amount of the Maximum Tender Offer Notes (each as defined below) to be accepted for purchase in connection with the Maximum Tender Offers has been set at $2,285,117,000 (the “Maximum Tender Amount”). Such Maximum Tender Amount is equal to $4,000,000,000 less $1,714,883,000, the aggregate principal amount of the Any and All Notes validly tendered and accepted for purchase.

If any Maximum Tender Offer Notes are validly tendered such that the aggregate principal amount of such tendered Maximum Tender Offer Notes exceeds the Maximum Tender Amount, the Maximum Tender Offer Notes will be purchased in accordance with the acceptance priority levels set forth in the second table above, and may be subject to proration as described in the Tender Offer Documents.

As previously announced, the Maximum Tender Offers will expire at 11:59 p.m., New York City time, on December 4, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”). Holders of Maximum Tender Offer Notes must validly tender and not validly withdraw their Maximum Tender Offer Notes at or prior to 5:00 p.m., New York City time, on November 19, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the “Total Consideration,” which is inclusive of an amount in cash equal to the applicable amount set forth in the second table above under the heading “Early Tender Premium” (the “Early Tender Premium”). Holders of Maximum Tender Offer Notes who validly tender their Maximum Tender Offer Notes after the Early Tender Date but at or prior to the Maximum Tender Expiration Date will be eligible only to receive the “Tender Offer Consideration,” which is defined as an amount equal to the Total Consideration less an amount in cash equal to the applicable amount set forth in the second table under the heading “Early Tender Premium.”

Maximum Tender Offer Notes may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 19, 2013, unless such date and time is extended or earlier terminated by AT&T, but not thereafter.

The Total Consideration and Tender Offer Consideration with respect to the Maximum Tender Offer Notes will be determined in the manner described in the Tender Offer Documents at 2:00 p.m., New York City time, on November 19, 2013, unless extended or earlier terminated. Holders will also receive accrued and unpaid interest on Maximum Tender Offer Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date AT&T makes payment in same-day funds for such Maximum Tender Offer Notes, which date is anticipated to be December 5, 2013.

Only registered holders of Maximum Tender Offer Notes are entitled to tender Maximum Tender Offer Notes pursuant to the Maximum Tender Offers. A beneficial owner of Maximum Tender Offer Notes that are held of record by a custodian bank, broker, dealer, commercial bank, trust company or other nominee must contact the nominee and request that such nominee tender such Maximum Tender Offer Notes on the beneficial owner’s behalf prior to the Early Tender Date, in order to receive the Total Consideration for the Maximum Tender Offer Notes, or, in the case of Maximum Tender Offer Notes tendered after the Early Tender Date, but prior to the Maximum Tender Expiration Date, in order to receive the Tender Offer Consideration.

Information Relating to the Tender Offers

Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are the lead dealer managers for the Tender Offers. Investors with questions regarding the Tender Offers may contact Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the tender and information agent for the Tender Offers and can be contacted at (866) 873-7700 (toll-free) or (212) 430-3774 (collect).

None of AT&T or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Tender Offers, and neither AT&T nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities. The full details of the Tender Offers for the Securities, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they contain important information.

Holders may obtain a copy of the Tender Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Tender Offers, by calling toll-free at (866) 873-7700 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Tender Offers.

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FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and in the offering memorandum related to the Tender Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.